[VANTAS LOGO]
OFFICING SOLUTIONS WORLDWIDE

                                              LEASE AND SERVICE AGREEMENT
                                              EXTENSION RIDER


RE: Lease and Service Agreement between VANTAS Reston L.P. and Certicom ("Agreement").

DATE:     May 18, 2000

CENTER:   VANTAS Reston
          Office 307


Paragraph "3a" of the Agreement is hereby modified so that the term of the Agreement shall expire on 9/29/2000.

In accordance with the Lease and Service Agreement Rebate Rider, attached to the original Lease and Service Agreement, and in consideration of this modification and extension of the term, the Lessee shall pay the Lessor as rent for the Premises a total rent of $16,427, payable in 3 equal monthly installments of $5475.

All other terms and conditions of the Agreement shall remain in full force and effect.



ACCEPTED BY LESSOR:                          ACCEPTED BY LESSEE:

By:  /s/ J. Morris                           By:  /s/ Richard M. Depew
    ---------------------------                   -------------------------

Date:        6/12/00                         Title: EVP of Field Operations
      -------------------------                     -----------------------

                                             Date:       6/8/00
                                                    -----------------------

 [ALLIANCE LOGO]
Business Centers
                                            LEASE AND SERVICE AGREEMENT
                                            EXTENSION RIDER


RE: Lease and Service Agreement between ALLIANCE Reston L.P. and Certicom ("Agreement").

DATE:     June 2, 1999

CENTER:   ALLIANCE Reston



Paragraph "3a" of the Agreement is hereby modified so that the term of the Agreement shall expire on December 31, 1999.

In accordance with the Lease and Service Agreement Rebate Rider, attached to the original Lease and the revised Service Agreement, and in consideration of this modification and extension of the term, the Lessee shall pay the Lessor as rent for the Premises a total rent of $20,190, payable in 6 equal monthly installments of $3,365.

All other terms and conditions of the Agreement shall remain in full force and effect.



ACCEPTED BY LESSOR:                          ACCEPTED BY LESSEE:

By:  /s/ J. Mulson                           By:  /s/ B. MacInnis
    ---------------------------                   -------------------------

Date:        6/3/99                          Title: CFO
      -------------------------                     -----------------------

                                             Date:       6/3/99
                                                    -----------------------


                              Exhibit B-Continued
E.   CONCIERGE SERVICES
     1)   Arrangement for Business Supplies, Catering, Meal order taking, etc.       $25.00          Per hour
                                                                                               .20 hr minimum

F.   WORD PROCESSING GRAPHICS
     1)   Standard Word Processing Rate                                         From $30.00          Per hour
          Standard Desktop Publishing/Graphics Rate                             From $40.00     .3 hr minimum
          Word Processing and Desktop Publishing Services billed in 6 minute increments. Normal turnaround = 24 hours

     2)   Word Processing - Rush Turnaround Time = 1-8 hours                    From $45.00          Per hour
          Desktop Publishing - Rush Turnaround Time = 1-8 hours                 From $50.00     .3 hr Minimum
          The Word Processing and Desktop Publishing services below will be billed at 150% of the normal Word Processing rate if requested as a rush.

     3)   Overtime Charges for Word Processing                                  From $60.00          Per hour
          Overtime charges for Desktop Publishing/Graphics                      From $80.00   .3 hour minimum
          The Word Processing and Desktop Publishing services below will be billed at 200% of the normal rate if performed before or after scheduled working hours, or if overtime required or requested.

     Word Processing/Graphics Services Available
     *    Ads                                               *    Logo design/Business Cards/Stationery
     *    Bank Deposits                                     *    Photo minipulation
     *    Bill Paying                                       *    Preparation of Expenses
     *    Check Reconcilliation                             *    Proposals
     *    Invoicing (Bookkeeping)                           *    Scanning (either text or photos)
     *    Light Accounting                                  *    Straight keyboarding without any additional attributes
     *    Multi-media Presentations                         *    Tables/Forms
     *    Charts & Graphs                                   *    Tape Transcription
     *    Color Laser Printing & B&W                        *    Web Page design
     *    Database Development
     *    Database Entry/Mailmerge List Entry
     *    Excel Spreadsheets/Statistical typing
     *    Flyers & Brochures
               Industry Production Standards:
               "Landlord shall bill in accordance with Industry  Production  Standards (IPS),  published by the National
               Association of Secretarial  Services and the Executive Suite Association.  IPS are used for computing the time charged for document  production  and  non-keyboarding  services.  IPS are based on the average time required to perform specific duties by a professional word processing operator. This allows the Tenant to know how much a project will cost regardless of how long it takes to complete it.

     4)   Resumes:
          Typing Only - Does not include edits or additional print outs
          *    1st Page                                                               $40.00   1st Page Only
          *    Each Additional Page                                                   $20.00        Per Page
          *    Cover Letter                                                           $10.00        Per Page
          Resume Writing Consultation Services                                        $45.00        Per Hour

     5)   Technical Support                                                   $75.00-$125.00        Per Hour


          All Service pricing is subject to change with 30 days written notice to clients on contract.

          Revised 05/21/99                                                                Initials  BM
                                                                                          Initials  ________



                               Exhibit B-Continued

G.   CONFERENCE ROOMS
     1)   Rental
          *    Full-Time Tenants                                                   Included       Up to 4 Hours/contract
          *    Hourly (Full-time and Part-time)                                      $25.00                     Per Hour
          *    Daily (1 to 12 people) (Full-time and Part-time)                     $150.00                      Per Day

          *    Walk-in (Hourly)                                                      $35.00                     Per Hour

     2)   Seminar Room (allowance at twice the time): Seminar rooms not available at all facilities.
          *    Full-Time Tenants                                                   Included  Accumulated with Conference
                                                                                                             Room rental
          *    Hourly                                                                $50.00                     Per Hour
          *    Daily (up to 40 people)                                              $300.00                      Per Day
          *    Walk-in (Hourly)                                                      $70.00                     Per Hour
     3)   Cancellation, if not within 24 hours for conference room.                                      Billable at 50%
                                                                                                        Or time reserved
          4)   Set-up/clean-up after Tenant in conference room                       $25.00                     Per Hour

H.   DIRECTORY LISTING - BUILDING LOBBY
          1)   Full-time (one-line)                                                Included                   First time
          2)   ImagePlus and Additional Listings-one time charge (Center Specific) $30-$150                     Per line

I. FURNITURE
     1)   Moves/adds/changes including administrative coordination and moving of      $25.00                   Per piece
          furniture places
     2)   Standard Furniture Set (desk, executive chair, 2 side chairs and         Included                    Month/set
          credenza)
     3)   Additional Furniture Rental - Various Pieces                                                   Varies based on
                                                                                                         Piece Requested

J.   KITCHEN FACILITIES
     (Coffee, tea, etc.)
     1)   Tenants/Clients per cup service (self-serve)                             Included
     2)   Pots for Conference Room - Set-up                                           $25.00                    Per hour
                                                                                               Actual time-Clerical rate

K.   MAIL SERVICES
     *    Deliver parcel to tenants office. All parcels are called to tenant. If     $25.00                     Per hour
          not picked up by 5:00 p.m. we will deliver to office.                                           .20 hr minimum
     *    Prepare Certified, Express, or Courier
     *    Check mailbox/hold (24-hours for packages later than mailbox)/review mail by phone
     *    Prepare packages, such as label/wrap
     *    Trace Shipments (Fed Ex, UPS, etc.)
     *    Mass mailings (folding, stuffing, posting, etc.)

L.   OFFICE SUPPLIES
     1)   Minimum supplies are available on site through ALLIANCE or may be      Cost + 20%
          ordered (See a clerical assistant for requests)
     2)   Weekly orders may be placed directly for tenant                            $25.00                     Per hour
                                                                                                          .20 hr minimum

M.   PARKING
     1)   Surface                                                          Center Specific
     2)   Covered Parking Garage                                                Center Specific

          All Service pricing is subject to change with 30 days written notice to clients on contract.

          Revised 05/21/99                                                                          Initials  BM
                                                                                                    Initials  ________

                               Exhibit B-Continued


N.   POSTAGE FEES
     (Landlord shall serve as postal agent to all tenants and clients)
     1)   U.S. Mail/UPS                                                                                       Cost + 20%
          *    Posting of mail - 25 pieces                                    Complimentary                      Per day
          *    Posting of mail - Additional (after 25 pieces)                         $2.50  Per 25 pieces + (cost + 20%)
     2)   Courier Service                                                                                     Cost + 20%
     3)   Federal Express                                                                       Published Standard Rates

O.   PRODUCTION & COPYING
     (a medium volume copy machine is available for Tenants)
     1)   Binding, copying & transparencies (clerical time only)                     $25.00                     Per hour
                                                                                               .20 hr minimum + supplies
     2)   Photocopies
          *    up to 350                                                              $0.15                         Each
          *    351-700                                                                $0.12                         Each
          *    701-1000                                                               $0.10                         Each
          *    1001-2000                                                              $0.08
          *    2001+                                                                  $0.06

     3)   Binding (includes spine, cover & backing)                                   $4.50                  Each + time

P.   TELECOMMUNICATIONS
     1)   Standard Phone Equipment                                                  $125.00           Per Set, Per Month
          (Installation fee and set up not included)
          *    Phone with built-in Speaker phone
          *    DID Phone Number with 2 roll over lines
          *    1 line Directory Listing
          *    Other basic features of telephone system.
     2)   Phone/Fax or Date Line installation                                       $150.00             Per line/Per set
     3)   Fax or Data Line (Additional recurring charge each month plus a per        $80.00          Per line, Per month
          minute charge where applicable)
     4)   Voice mail; adding another personal box                                    $25.00          Per line, Per month
                                                                                     $25.00        Per box, installation
     5)   Programming voice mail to pager - Center Specific                          $25.00             Programming fee,
                                                                                                               per pager
     6)   Paging (not intercom services)
          *    Voice Mail Paging                                                     $25.00                    Per pager
                                                                                           Per Month - call transfer fee
          *    Paging on Demand to a pager                                            $2.50                     Per Page
     7)   Call Patching set up fee-  if available                                    $25.00                   Per number
                                                                                                        (one time charge)
          *    Up to 100 patches                                                     $50.00 Per Month + call transfer fee
          *    Additional Patches (after 40)                                          $0.50   (based on distance of call)
                                                                                         Per Patch and call transfer fee
          *    On Demand                                                              $25.0                    Per Patch
     8)   Reconnect fee (after termination of service)                              $150.00       Per Phone or Data Line
     9)   T-1 Access (Not available at all locations) (Requires LAN  Connectivity)  $100.00               Per user/month
          LAN Connectivity                                                           $25.00               Per user/month
          Installation and set up                                            $150 + $125/hr            Per user-one time
     Note: All changes are not listed for this service.
           Additional services also available.
     10)  Video Conferencing (not available at all centers)              $150.00 $350.00/hr            $50.00 set up fee
     11)  Call Screening                                                             $50.00             per person/month

          All Service pricing is subject to change with 30 days written notice to clients on contract.

          Revised: 05/21/99                                                                          Initials  BM
                                                                                                    Initials  ________

                              Exhibit B-Continued

Q.   TELECOPY/FAX - PLAIN PAPER FAX AVAILABLE
     (clerical charges may be incurred for faxes sent after normal business hours)
     1)   Outgoing                                                                    $1.00      Per Page + Cost of Call
     2)   Incoming                                                                    $1.00                     Per Page

R.   IMAGEPLUS PROGRAM
     1)   Telephone Answering Only (8:30a.m. thru 5:30 p.m.; Mon-Fri)               $100.00                    Per Month
     2)   Mail Service Only - One Company Name                                       $50.00                    Per Month
     3)   ImagePlus Flex Program - Basic - No Conference Room                       $150.00                    Per Month
     4)   Extra People                                                               $25.00         Per Month/per person


          ------------------------

          All Service pricing is subject to change with 30 days written notice to clients on contract.

          Revised: 05/21/99                                                                         Initials  BM
                                                                                                    Initials  ________

[ALLIANCE LOGO]
Business Centers

                                     LEASE AND SERVICE AGREEMENT

This Agreement is made this 7th day of December 1998, by and between ALLIANCE Reston, L.P. . d/b/a ALLIANCE Business Centers ("Lessor") having offices known and numbered as Suites 100/300 (the "Facility") in the building located at 12020/12030 Sunrise Valley Drive, Reston, Virginia 20191 (the "Building") and Certicom ("Lessee") a(n) Deleware (corporation, partnership, individual) with an address of 200 Matheson Blvd. West, Suite 103 Mississauga, Ontario L5R 3L7.
The parties for themselves, their heirs, legal representatives, successors and assigns, agree as follows:

         1. Demise and Description of Property.

         a. Lessor leases to Lessee and Lessee leases from Lessor, the "Premises" (defined below), being a subpart of Lessor's total leased Facility space, for the term and subject to the conditions and covenants hereinafter set forth and to all encumbrances, restrictions, zoning laws, regulations or statutes affecting the Building, Facility or Premises.

         b. The Premises consists of Facility office space number(s) 307 as shown in the floor plan annexed hereto. Lessor hereby grants Lessee the privilege to use in common with other lessees and parties that Lessor may designate certain office amenities located in the Facility; the use of all of which are subject to such reasonable rules and regulations as Lessor currently has in place and may adopt from time to time. The amenities are more particularly described in attached Exhibit "A." "The Operating Standards" as presently in place and governing the use of the Premises and the Facility are attached in Exhibit "B".

         2. Use.

         a. The Premises shall be used by Lessee solely for selling of data encryption technology and such other normally incident uses and for no other purpose, in strict accordance with the Operating Standards. Additionally, Lessee shall not offer at the Premises any services which Lessor provides to its lessees, including, but not limited to those amenities or services described in attached Exhibit "A". In the event Lessee breaches any provision of this paragraph, Lessor shall be entitled to exercise any rights or remedies available to the Lessor pursuant to this Agreement together with such other rights and remedies as the Lessor may otherwise have and choose to exercise.

         b. Lessee shall not make nor permit to be made any use of the Premises which would violate any of the terms of this Agreement or which, directly or indirectly, is forbidden by statute, ordinance or government regulations, which may be dangerous to life, limb or property, which may invalidate or increase the premium of any policy of insurance carried on the Building or on the Facility, which will suffer or permit the Premises to be used in any manner or anything to be brought into or kept there which, in the sole judgment of Lessor, shall in any way impair or tend to impair the high quality character, reputation or appearance of the Building or the Facility, or which may or tend to impair or interfere with any services performed by Lessor for Lessee or for others.

         3. Term.

         a. The term of this Agreement shall be for a period of 6 months, commencing 9:00 a.m. on the 1st day of January 1999, and ending 5:00 p.m. on 30th day of June 1999, unless renewed as provided in paragraph "3(b)" herein.

         b. Upon the ending term date set forth herein or any extension thereof, the Agreement shall be extended for the same period of time as the initial term and upon the same terms and conditions as herein contained except for the amount of base rental charges and additional service charges, which shall each be increased by at least ten percent (10%), unless either party notifies the other in writing by certified or registered mail, return receipt requested, or delivered by hand that the Agreement shall not be extended within the period hereinafter specified or automatically renewed, If Lessee has less than three offices, such notice shall be given at least 60 days prior to the expiration date of this Agreement. If Lessee has three or more offices, such notice shall be given at least 90 days prior to the expiration date of this Agreement.

         c. In the event the entire Premises or the Facility are damaged, destroyed or taken by eminent domain or acquired by private purchase in lieu of eminent domain so as to render the Premises fully untenantable and unrestorable in Lessor's sole Judgment, then within 90 days thereafter by written notice to the other party, either party shall be able to terminate this Agreement, which will terminate as of the date thereof.

         4. Rent.

         a. For and during the term of this Agreement, Lessee shall pay Lessor as rent for the Premises a total rental of $21,600, payable in 6 equal monthly installments of $3600 (unless otherwise indicated on attached Rebate Rider) each payable in advance of the first day of each calendar month after the commencement of the term, or a daily prorated amount for any partial calendar month during the term. If any payment of rent or other charges due under this Agreement is not received within five (5) calendar days after its due date, the Lessee will also pay, as additional rent, a late payment charge which shall be an amount equal to 10% of any amount owed to Lessor or $50 whichever is greater.

b. It is additionally specifically covenanted and agreed that the financial terms of this Agreement are strictly confidential and Lessee agrees not to knowingly or willfully divulge this information to or any other Lessee or potential Lessee of Lessor. Any such disclosure by the Lessee of the financial terms of this Agreement as set forth herein above, shall constitute a material breach of this Lease.

         c. The first such payment of rental as well as the payment of the Deposit as set forth in below shall be paid by Lessee simultaneously with execution of this Agreement. Should the Lessee fail to make such payment prior to the commencement of the term of this Agreement, then, at Lessor's sole option, the Agreement shall be null and void and of no further effect.

         d. The rental payable during the term of this Agreement shall be increased on the first day of the month following notification of any rental increase (however designated) which the Lessor might receive from the Lessor's over-landlord ("Building"). The term "direct expenses" as used herein shall refer to the same items and costs as are used by the Building in its determination of expenses and costs passed on to Lessor. Lessor shall immediately notify Lessee in writing of any such increase, and shall bill Lessee for its pro rata share thereof, which bill Lessee shall pay promptly upon such notification for each and every month thereafter for the balance of the term.

         e. Rent charges are based on the value of the rental Premises and services to be used by three (3) person(s) only. If more than said number of person(s) habitually use the Premises or services, the Fixed Monthly Rental Charges will be increased by a factor of $100 for each additional person who habitually uses the Premises.

         f. If a Lessee check is returned for any reason, Lessee will pay an additional charge of $100.00 per returned check and, for the purpose of considering default and/or late charges, it will be as if the payment represented by the returned check had never been made.

[ALLIANCE LOGO]                        1
Business Centers                                        BM Initials  EV Initials

         5. Security Deposit.

         a. Lessee shall deposit with Lessor an additional $3055.00, as a non-interest bearing security deposit (Lessee currently has $1070.00 on file as a non-interest bearing security deposit). Lessor may use the security deposit to cure any default of Lessee under this Agreement, restore the Premises including any and all furniture, fixtures and equipment provided by Lessor and vendors at the Premises to their original condition and configuration, reasonable wear and tear excepted, to pay for repairs to any damage to the Premises, Executive Suite or Building, caused by Lessee or Lessee's guests, to pay any rent or other charges which Lessee owes Lessor at or prior to the expiration of this Agreement, and to reimburse Lessor for costs or expenses arising from any other obligation of Lessee which Lessee has failed to perform. If Lessor transfers control or ownership of the Premises and Lessor transfers the security deposit to such purchaser, Lessee will look solely to the new Lessor for the return of the security deposit, and the Lessor named in this Agreement shall be released from all liability for the return of the security deposit.

         b. The security deposit (less any sums used by Lessor in accordance with the terms and conditions of this Agreement) will be returned within sixty
(60) days after the termination of any services rendered or expiration of the term hereof. The security deposit shall not under any circumstance be applied in lieu of be the final payment(s) of Fixed Monthly Rental charges or service charges under this Agreement.

         c. In the event that, by reason of the Lessee's default in its obligations pursuant to this Agreement or otherwise, including but not limited to the payment of the Fixed Monthly Rental Charge, any amounts due by reason of the Lessee's use of additional services hereto and/or by reason of the Lessee's use of telephone services as supplied pursuant to this Agreement, Lessor shall be entitled to apply any of the security deposited pursuant to this Agreement to any outstanding sums due or owing to the Lessor, and Lessor shall have the right to charge the Lessee, as additional rent, such sums as are necessary to replenish any and all amounts applied so as to cause the security to be returned to its entire amount. The failure to pay such amounts as are necessary to replenish the security shall be considered a breach of this Agreement and shall entitle the Lessor to exercise any of its rights pursuant to this Agreement or otherwise.

         6. Delivery of Possession.

         If, for any reason whatsoever, Lessor cannot deliver possession of the Premises to Lessee at the commencement of the term, this Agreement shall not be void nor voidable nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom; but there shall be an abatement of rent for the period between the stated term commencement and the time when Lessor does deliver possession of the Premises.

         7. Services.

         a. So long as Lessee is not in default hereunder, Lessor shall make available certain amenities to Lessee as more particularly described in Exhibit "A." Such services shall be offered to Lessee, in conjunction with such services being offered by Lessor to its other lessees, without charge for the reasonable use of the same.

         b. In addition, provided Lessee is not in default hereunder and provided the cost thereof does not exceed the Security Deposit, Lessor shall make available to Lessee certain other services the cost of which shall be billed to the Lessee as additional rent and the payment of which shall be subject to the same terms and conditions as those governing the payment of the Fixed Monthly Rental Charge herein regardless of when such charges are billed to the Lessee.

         8. Telephone Services.

         a. Provided Lessee is not in default of any of the terms, covenants, conditions or provisions of this Agreement, Lessor will make available to Lessee, a telecommunications package which will consist of some combination of telephone equipment, numbers, lines, conference calling, voice mail, local, long distance and international service, and directory listing. All components of the telecommunications package including any telephone numbers used by Lessee will remain at all times the property of Lessor and Lessee will acquire no rights in the components beyond the term specified by Lessor.

         b. Upon Lessee's written request, Lessee shall be entitled to appoint Lessor as its exclusive agent for the sole purpose of procuring and arranging Lessee's local "white pages" listings. Lessor shall have no involvement nor responsibility for any "yellow pages" listings desired by Lessee.

         c. Lessor shall not be liable for any interruption or error in the performance of its services to Lessee under this Section. Lessee waives any recourse as against the Lessor for any claimed liability arising from the provision of telecommunication services including, but not limited to; injuries to persons or property arising out of mistakes, omissions, interruptions, delays, errors or defects in transmissions occurring in the course of furnishing telecommunications services provided same are not caused by the willful acts of the Lessor, as well an claim for business interruption and for consequential damages.

         d. Lessor shall use reasonable efforts to provide Telephone Services to Lessee in a first-class, professional manner. Telephone service charges shall be as per Lessor's then scheduled rates for the same, or as the same may be amended by Lessor from time to time.

         e. In the event that any toll fraud is traceable to telecommunications services employed by Lessee, such toll fraud shall be deemed to be a material default in the Lessee's obligations hereunder. Lessee further hereby agrees to indemnify, hold harmless and to reimburse Lessor for all charges associated with any such toll fraud including, but not limited to, unauthorized use of calling cards or telephone lines.

         f. It is expressly acknowledged and agreed that Lessor shall be the sole and exclusive provider of telecommunication services to Lessee. Lessee hereby agrees and covenants that it will not use any other telephone service or telephone carrier to provide it service in the Premises. In the event that Lessee uses or acquires any other telephone service at the Premises, such use and/or installation shall constitute a material default in the Lessee's obligations hereunder.

         9. Furniture and Fixtures.

         At its own cost and expense, Lessor shall furnish and install furniture, fixtures and equipment as are in Lessor's sole opinion necessary to provide suitable office accommodations for Lessee, upon such terms and conditions routinely applicable to the Facility. All such furniture, fixtures and equipment shall remain Lessor's property.

         10. Insurance; Waiver of Claims.

         a. Lessor has no obligation to and will not carry insurance for Lessee's benefit. Lessor will not be liable to Lessee or to any other person for damages on account of loss, damage or theft, to any business or personal property of Lessee. Lessee hereby waives any claims against Lessor from any loss, cost, liability or expense (including reasonable attorneys' fees) arising from Lessee's use of the Premises or any common areas made available to Lessee by Lessor or from the conduct of Lessee's business, or from any activity, work, or thing done in the Premises or common areas by Lessee or Lessee's agents, contractors, visitors or employees. To the extent that Lessor has any liability for any of the forgoing pursuant to any law, ordinance or statute, Lessee shall seek recovery for such loss(es)/or damage(s) from its own insurance company as provided for in subparagraph (c) herein prior to making any claims against Lessor.

         b. The Lessor shall not be liable or responsible to the Lessee for any injury or damage resulting from the acts or omissions of Lessor, its employees, persons leasing office space or obtaining services from the Lessor, or other persons occupying any part of the Premises or Building, or for any failure of services provided such as water, gas or electricity, HVAC or for any injury or damage to person or property caused by any person except for such loss or damage arising from the willful or grossly negligent misconduct of the Lessor, its agents, servants, or employees or from the Lessor's failure to make repairs which it is obligated to make hereunder. Neither Lessor or any of its agents, employees, officers or directors shall be responsible for damages resulting from any error, omission or defect in any work performed or provided as part of the services rendered, whether uncompensated services or compensated services.

[ALLIANCE LOGO]                        2
Business Centers                                      BM Initials    EV Initials

        c. Lessee shall provide Lessor with a certificate of insurance evidencing General/Public Liability coverage with liability limits of not less than One Million Dollars ($1,000,000) per occurrence for Bodily Injury and/or Property Damage Liability and One Hundred Thousand Dollars ($100,000) per occurrence for Fire/Legal Liability. Said insurance coverage shall remain in force during the term of this Agreement and renewals thereof. The Lessor, Alliance National, Inc, and Alliance Business Centers, Inc. shall be named as an additional named insured on each of these policies. Lessee's failure to provide or maintain such insurance shall not reduce or otherwise alter Lessee's liability or responsibility to pay any judgment rendered against Lessee for such Liability and Damages Failure to maintain such insurance and/or to name the Lessor and its designees, as set forth above, shall constitute a material breach of this Agreement.

         d. Both parties hereby agree to defend, indemnify and hold the other harmless from and against any and all claims, damages, injury, loss and expenses to or of any person or property resulting from the acts or negligence of their agents, employees, invitees and/or licensees while in the Building, Executive Suite and/or Premises.

         e. Any fire and extended risk casualty insurance that Lessee maintains shall include a waiver of subrogation in favor of Lessor and Building Landlord, and any fire and extended risk insurance carried on the Facility by Lessor shall likewise contain a waiver of subrogation in favor of Lessee.

         11. Waiver of Breach.

         Should Lessor not insist upon the strict performance of any term or condition of this Agreement or to exercise any right or remedy available for a breach thereof, and no acceptance of full or partial payment during the continuance of any such breach shall constitute a waiver of any such breach or any such term or condition. No term or condition of this Agreement required to be performed by Lessee and no breach thereof, shall be waived, altered or modified, except by a written instrument executed by Lessor. No waiver of any breach shall affect or alter any term or condition in this Agreement, and each term or condition shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

         12. Operating Standards.

         The Operating Standards attached to this Agreement as Exhibit "B" are hereby made an integral part of this Agreement. Lessee, its employees, agents, guests, invitees, visitors and/or any other persons caused to be present in and around the Premises by the Lessee shall perform and abide by the rules and regulations and any amendments or additions to said rules and regulations as Lessor may make. In addition, Lessee, its employees and agents shall abide by all applicable governmental rules, regulations, statutes and ordinances relating in any way to the Premises or the Facility or Lessee's use or occupancy of the Premises or the Facility; failing which Lessee shall be in default hereunder and shall pay any fines or penalties imposed for such violation(s) directly to the appropriate governmental authority or to Lessor, if Lessor has paid such amount on behalf of Lessee. Such remedy shall not be exclusive. It is hereby further explicitly agreed and understood that full compliance with the Operating Standards as set forth constitutes a material obligation of this Agreement, and that the failure to so comply shall constitute a violation of this Agreement entitling the Lessor to exercise any of its remedies pursuant to this Agreement or otherwise.

         13. Employment of Lessor's Employees.

         a. Lessee agrees that it will not, during the term of this Agreement and any renewals thereof, or for a period of one year after the expiration or sooner termination of this Agreement, hire or issue an offer to employ any person who is or has been an employee of Lessor or Lessor's agent without prior consent from Lessor. If Lessee either hires an employee of Lessor or Lessor's agent; or hires any person who has been an employee of Lessor or its agent within six months prior to the time they are hired by Lessee, Lessee will, at Lessors sole option, be liable to Lessor for liquidated damages equal to six months wages of the employee, at the rate last paid that employee by Lessor.

         b. If Lessor assists in hiring an employee for Lessee, Lessee shall pay the Lessor a commission equal to 20% of that employee's annual salary. The provisions hereof shall survive the expiration or sooner termination of the term thereof.

         14. Alteration.

         If Lessee requires any special wiring or office alterations for extraordinary business machines or other purposes not consistent with the current wiring extraordinary telephone equipment or computer equipment. Such alteration shall be done (i) only with the express written permission of the Lessor, and if said permission is granted, then (ii) by an agent designated by Lessor at Lessee's cost. The electrical current shall be used for ordinary lighting purposes only, unless written permission to do otherwise shall first have been obtained from Lessor at an agreed cost to Lessee. Lessor further reserves the sole and exclusive right to limit the number and type of lines and telephone equipment Lessee can install in the leased Premises. Lessee understands that all provisions must be made my Lessee to return altered property to its previous state upon termination of the lease.

         15. Re-Entry.

         Lessor and its agents shall have the right to enter the Premises at any time for the purpose of making any repairs, alterations, inspections which it shall deem necessary for the preservation, safety or improvements of said Premises, without in any way being deemed or held to have committed an eviction (constructive or otherwise) of or trespass against Lessee.

        16.     Relocation.

        a. Lessee agrees that the Lessor may, in its sole discretion, relocate the lessee from its present Premises to a like or similar office space within the same facility upon ten (10) days notice to the Lessee. In the event that the Lessor requires the Lessee to relocate, the Lessor hereby agrees to bear the reasonable cost of any such relocation, which cost shall be limited to the cost associated with the physical transfer of the Lessee's property to any different office, which the Lessor may designate.

         b. In the event that any such relocation is effected, the Lessee hereby acknowledges that, unless otherwise agreed in writing, that all of the terms and conditions of this Agreement shall remain in full force and effect.

         17. Assignment and Subletting.

         No assignment or subletting of the Premises, this Agreement or any part thereof shall be made by Lessee without Lessor's prior written consent, which consent may be withheld for any or no reason in Lessor's sole discretion. Neither all nor any part of Lessee's interest in the Premises or this Agreement shall be encumbered, assigned or transferred, in whole or in part, either by act of the Lessee or by operation of law.

         18. Surrender.

         a. On expiration of the term, any extended term, or sooner termination of this Agreement , Lessee shall promptly surrender and deliver the Premises to Lessor, without demand, and in as good condition as when let, ordinary wear and tear excepted.

         b. Upon Lessee serving a notice of cancellation as provided in 3b herein Lessor shall have the right to show Lessee's Premises during the 60 day period (for one or two offices) or 90 day period (for three or more offices) as the case may be.

         c. Without prior written approval of Lessor, Lessee shall not remove any of its property from the Premises upon termination of this Agreement or at any other time, except during Lessor's normal business hours. In the event Lessor consents to Lessee's removing property before or after normal business hours, any expenses incurred by Lessor as a result, including but not limited to expenses for personnel, security, elevator, utilities and the like shall be paid by Lessee in advance, to the extent determinable by Lessor, by certified and/or bank check.

[ALLIANCE LOGO]                      3
Business Centers                                      BM Initials   EV  Initials

         d. If Lessee vacates the Premises and leaves behind any property, whatsoever, same will be deemed abandoned by Lessee and may be disposed of by Lessor at Lessee's expense. If Lessee defaults in the payment of sums due to Lessor, and Lessor changes the locks, removes Lessee's property, or otherwise denies access to Lessee, Lessor shall not be liable for conversion or partial, actual and/or constructive eviction.

         19. Holding Over.

         a. In the event that Lessee, should not renew this Agreement in accordance with the terms and conditions hereof, and/or fail to surrender the Premises upon the expiration of the term of the Agreement as provided herein, Lessee agrees to pay Lessor, as liquidated damages, a sum equal to twice the monthly rent and all additional charges for services provided by Lessor to Lessee, for each month that Lessee retains possession of the Premises or any part thereof; provided, however, that the acceptance of such sums, representing liquidated damages shall not be deemed to be permission to Lessee to continue in possession of the Premises.

         20. Default and Remedies.

         a. If the Lessee shall default in fulfilling any of its terms, conditions, covenants or provisions of this Agreement, including but not limited to:

         1. Payment of fixed Monthly Rental Charges and/or any other charges hereunder within ten days of the date such charges become due;

         2. Becomes comes insolvent, makes an assignment for benefit of creditors, or files a voluntary petition under any bankruptcy or insolvency law, or has filed against it an involuntary petition under any such law;

         3. Defaults in fulfilling any of the terms, conditions, covenants or provisions of this Agreement including but not limited to the breach of any of the terms and conditions set forth in the exhibits attached hereto;

         4. The abandonment and/or vacatur of the Premises by the Lessee; then, after five days notice of any such default(s), the Lessor may, at its sole discretion, terminate this Agreement upon five days notice to the Lessee, and upon the expiration of such notice period, the Lessee shall quit and surrender the Premises to the Lessor. In the event that the Lessee fails to quit and surrender the Premises, the Lessor may re-enter and take possession of the Premises and remove all persons and property therefrom, as well as disconnect any telephone lines installed for the benefit of Lessee, without any liability whatsoever to Lessee. In addition, Lessor may elect concurrently or alternately to accelerate all of Lessee's obligations hereunder including without limitation the rental, direct expenses, Schedule B Costs, and Telephone Services costs, and/or the re-letting of the Premises or any part thereof, for all or any part of the remainder of said term, to a party satisfactory to Lessor, at any monthly rental rate. Lessor, in its sole discretion, may accept notwithstanding the foregoing, Lessor shall have no obligation, implied or otherwise, to mitigate its damage(s) under such circumstances.

         b. Should Lessor be unable to re-let the Premises, or should each monthly re-rental be less than the rental, Lessee is obligated to pay under this Agreement or any renewal thereof, at Lessor's option Lessee shall pay the amount of such deficiency, plus the expenses of reletting, immediately in one lump sum (if allowable under law) to Lessor upon demand and/or as such obligations accrue.

         c. If Lessee shall default in the observance or performance of any term or covenant on Lessee's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Lessor may immediately or at any time thereafter and with notice perform the obligation of Lessee thereunder, and if Lessor, in connection therewith or in connection with any default by Lessee in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any actions or proceeding, such sums so paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Lessee to Lessor rendition of any bill or statement to Lessee therefor, and if Lessee's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Lessor as damages.

         21. Mail & Telephone Forwarding.

         a. After termination or expiration of the term of this Agreement, Lessee hereby agrees that it will take all reasonable steps to notify all parties of Lessee's new address and phone numbers. Lessor shall have no obligation, to notify any person or entity of Lessee's new address and/or phone numbers, except as expressly provided herein.

         b. Lessor will, unless otherwise instructed by Lessee in writing, forward mail to Lessee at its new address and give out new telephone number via a voice mail message for a period of three (3) months at the rate of $150.00 per month, which sums shall be deducted from any amounts deposited with the Lessor as security hereunder and paid to the Lessor in advance. In the event that there is not sufficient security remaining on deposit to pay for the charges set forth herein, unless the Lessee shall pay the charges set forth herein to the Lessor in advance, Lessor shall have no obligation to provide the services set forth herein.

         22. Notices.

         Any notice under this Agreement shall be in writing and shall be either delivered by hand or by first class mail to the party at the address set forth below. Lessor hereby designates its address as:

          ALLIANCE Business Centers
          12030 Sunrise Valley Drive
          Suite 300
          Reston, Virginia 20191
          Attn:   Sales Management

          with a copy by regular first class mail to:
          ALLIANCE National, Inc.
          122 East 42nd Street, Suite 2707
          New York, NY 10168
          Attn:   Legal Department

Lessee hereby designates its address (which address must be an address within the United States), as

          Mr. Bruce MacInnis
          300 Matheson Blvd West
          Suite 103
          Mississauga, Ontario L5R 3L7
          Phone; 905-507-4220
          Fax: 905-507-4230

If such mail is properly addressed and mailed, as above, it shall be deemed notice for all purposes, given when sent or delivered, even if returned as undelivered.

         23. Landlord's Election Under This Agreement.

         Upon early termination of the main Building lease, this Agreement shall terminate unless the Building Landlord under the main lease elects to have this Agreement assigned to the Building Landlord or another entity as provided in the main lease. Upon notice to Lessor of the termination of the main lease and such election, (i) the Agreement shall be deemed to have been assigned by Lessor to the Building Landlord or to such other entity as is designated in such notice by the Building Landlord, (ii) the Building Landlord shall be deemed to be the Lessor under this Agreement and shall assume all rights and responsibilities of Lessor under this Agreement, and (iii) Lessee shall be deemed to have attorned to the Building Landlord as Lessor under this Agreement.

[ALLIANCE LOGO]                      4
Business Centers                                      BM Initials   EV  Initials

         24. Time of Essence.

         Time is of the essence as to the performance by Lessee of all covenants, terms and provisions of this Agreement.

         25. Severability.

         The invalidity of any one or more of the sections, subsections, sentences, clauses or words contained in this Agreement or the application thereof to any particular set of circumstances, shall not affect the validity of the remaining portions of this Agreement or of their valid application to any other set of circumstances. All of said sections, subsections, sentences, clauses and words are inserted conditionally on being valid in law; and in the event that one or more of the sections, subsections, sentences, clauses or words contained herein shall be deemed invalid, this Agreement shall be construed as if such invalid sections, subsections, sentences, clauses or words had not been inserted. In the event that any part of this Agreement shall be held to be unenforceable or invalid, the remaining parts of this Agreement shall nevertheless continue to be valid and enforceable as though the invalid portions had not been a part hereof. In addition, the parties acknowledge (i) that this Agreement has been fully negotiated by and between the parties in good faith and is the result of the joint efforts of both parties, (ii) that both parties have been provided with the opportunity to consult with legal counsel regarding its terms, conditions and provisions and (iii) that regardless of whether or not either party has elected to consult with legal counsel, it is the intent of the parties that in no event shall the terms, conditions or provisions of this Agreement be construed against either party as the drafter of this Agreement.

         26. Execution by Lessee.

         The party or parties executing this Agreement on behalf of the Lessee warrant(s) and represent(s): (i) that such executing party (or parties) has (or have) complete and full authority to execute this Agreement on behalf of Lessee;
(ii) that Lessee shall fully perform its obligations hereunder.

         27. Assumption Agreements and Covenants.

         This Agreement is subject and subordinate to the main Building lease governing the Facility, under which Lessor is bound as tenant; and the provisions of the main lease, other than as to the payment of rent or other monies, are incorporated into this Agreement as if completely herein rewritten. Lessee shall comply with and be bound by all provisions of the main lease except that the payment of rent shall be governed by the provisions of this Agreement, and Lessee shall indemnify and hold Lessor harmless from and against any claim or liability under the main lease of Lessor arising from Lessee's breach of the Main Lease or this Agreement. Lessor covenants and warrants that the use of the Premises as a business office is consistent with and does not violate the terms of the main lease.

         28. Covenant and Conditions.

         Each term, provision and obligation of this Agreement to be performed by Lessee shall be construed as both a covenant and condition.

         29. Entire Agreement.

         This Agreement embodies the entire understandings between the parties relative to its subject matter, and shall not be modified, changed or altered in any respect except in writing signed by all parties.

         30. Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement as of the date first above written.

ALLIANCE Business Centers

ALLIANCE RESTON, L.P.

By: /s/ Elizabeth Vrooman
    -----------------------------------
    Elizabeth Vrooman - General Manager

Date:   12/18/98
      ---------------------------------

LESSEE: Certicom
(if a corporation)

By: /s/ Bruce MacInnis
    -----------------------------------

Name Printed:   Bruce MacInnis
               ------------------------

Title: VP/CFO
       --------------------------------

          [Corporate Seal]

Date:   12/18/98
        -------------------------------


LESSEE:
(if an individual or partnership)

By:
     ----------------------------------

By:
     ----------------------------------

EXHIBIT "A"

o    Furnished Private Office
o    Furnished, Decorated Reception Room with Professional Receptionist
o    Personalized Telephone Answering During Office Hours
o    24 hour Voicemail
o 12 hours of Conference Room or private furnished offices, subject to prior scheduling and use by other lessees
o    Corporate Identity on Lobby Directory where Available
o    Complete Mail Room Facility
o    Receipt of Mail and Packages
o    Complete Kitchen Facilities with Coffee Machine
o    Utilities and Maintenance
o    HVAC During Normal Business Hours
o    Janitorial Services
o    8  hours  per  month  courtesy  use  of  other  ALLIANCE  BUSINESS  Centers
     affiliated  facilities.   Locations  subject  to  current  affiliation  and
     availabilty.
o    24 hour access to Suite 307 and to Building 12030


[ALLIANCE LOGO]                      5
Business Centers                                      BM Initials   EV  Initials

EXHIBIT "B"     OPERATING STANDARDS

1. Lessees and their guests will conduct themselves in a businesslike manner; proper attire will be worn at all times; and the noise level will be kept to a level so as not to interfere with or annoy other Lessees.

2. Lessee shall not provide or offer to provide any services to Lessor's customers if such services are available from Lessor.

3. Lessee will not affix anything to the walls of the Premises without the prior written consent of the Lessor.

4. Lessee will not prop open any corridor doors, exit doors or doors connecting corridors during or after business hours.

5. Lessees using public areas may only do so with the consent of the Lessor, and those areas must be kept neat and attractive at all times.

6. Lessee will not conduct any activity within the Premises, Executive Suite or Building, which in the sole judgment of the Landlord will create excessive traffic or is inappropriate to the executive office suite environment.

7. Lessee may not conduct business in the corridors or any other areas except in its designated offices or conference rooms without the written consent of Lessor.

8. All corridors, halls, elevators and stairways shall not be obstructed by Lessee or used for any purpose other than normal egress and ingress.

9. No advertisement, identifying signs or other notices shall be inscribed, painted or affixed on any part of the corridors, doors, or public areas.

10. Without Lessor's specific prior written permission, Lessee is not permitted to place "mass market", direct mail or advertising (i.e. newspaper, classified advertisements, yellow pages, billboards) using Lessor's assigned telephone number or take any such action that would generate a excessive of incoming calls.

11. Lessee shall not solicit clients of Lessor or and their employees in the Building without first obtaining Lessor's prior written approval.

12. Immediately following Lessee's use of conference room space and/or audio/visual equipment, Lessee shall clean up and return the space and equipment to the state and condition it was in prior to Lessee's use. If not, Lessor may charge Lessee for any other expenses required to restore the conference space and/or equipment to its original condition.

13. Lessor must be notified in writing if Lessee desires to utilize the conference room or other common areas of the Executive Suite during evening or weekend hours. Lessor may deny the Lessee access if the desired usage is inappropriate and may disrupt normal operations.

14. Lessee shall not, without Lessor's written consent, store or operate any computer (except a desktop/laptop computer or fax machine) or any other large business machines, reproduction equipment, heating equipment, stove, speaker phones, radios, stereo equipment or other mechanical amplification equipment, refrigerator or coffee equipment, or conduct a mechanical business, do any cooking, or use or allow to be used on the Premises oil, burning fluids, gasoline, kerosene for heating, warming or lighting. No article deemed extra hazardous on account of fire or any explosives shall be brought into said Premises or Facility. No offensive gases, odors on liquids shall be permitted.

15. Lessee will bring no animals into the Premises or Facility except for those assisting disabled individuals.

16. Lessee shall not remove furniture fixtures or decorative material from offices or common areas without the written consent of Lessor.

17. Lessee shall not make any additional copies of any Lessor issued keys. All keys and security cards are the property of Lessor and must be returned upon request or by the close of the business on the expiration or sooner termination of the Agreement term. Any lost or unreturned keys or cards shall incur a $25.00 per item charge and the cost to re-key the office.

18. Lessee shall not smoke nor allow smoking in any area of the Facility, including the Premises, and shall comply with all governmental regulations and ordinances concerning smoking.

19. Lessee shall not allow more than three visitors in the reception lobby of the Premises at any one time.

20. Lessee's parking rights (if any) are defined by Lessor's Agreement with the owner of the Building. Landlord reserves the right to modify parking arrangements if required to do so by Building management.

21. Lessee shall cooperate and be courteous with all other occupants of the Facility and Lessor's staff and personnel.

22. Lessor reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care, appropriate operation and cleanliness of the Facility.


[ALLIANCE LOGO]
Business Centers                                                      BM

Tenant:                            Certicom

Landlord:                          ALLIANCE Reston

Term:                              6 months

Move in date                       January 1, 1999

Move out date:                     June 30, 1999

Office/Suite No.(s):               307

--------------------------------------------------------------------------------------------------
                                   Terms                      Quantity     Amount        Total
==================================================================================================
Fixed Monthly Fees:
Conference Room Usage Allowance:   12 hours per month                                    Included
Fixed Monthly Office Rental:       Suite 307                                       $        $3300
                                                                                   $            $
Fixed Monthly Furniture Rental:                               3 sets             $50     Included
Additional Furniture                                           pieces         varies            $
Fixed Monthly Phone Charge:        per set $95                   3               $95         $285
                                   $40 per data/fax/modem        1               $40          $40
                                   $125/month/T1 access          2              $125         $250
Fixed Monthly Add'l People Charge:                                               $100
Fixed Monthly Parking:             $25 per month/ per person                     $25          $50
Other Fixed Monthly Charges:       Business Support Services   offices   $100/office         $200

===================================================================================================
                                TOTAL FIXED MONTHLY CHARGES $4125.00
---------------------------------------------------------------------------------------------------
Payment Due at Signing:
Pro Rated Rent                     Pro-Rated Suite                                              $
1st Months Rent                    Suites                                                       $
1st Months Furniture                                            Set             $75      Included
1st Months Parking                 $25 per month/per person                       $             $
1st Months Telephone Charges:      $95 per set with speakerphone                $95             $
1st Months                         $40 per data/fax/modem                       $40             $
         Data/Modem/Fax Charges:   $125 T1 access/month                        $125             $
Line Installation Charges)         $150 per T1 line              2             $150          $300
                                   $50 per line transferred
                                   from 318                      3              $50          $150
1st Months Add'l Person                                                        $100             $
Start-up Fee                       $100 per office                             $100             $
Refundable Service Deposit         One months fixed costs      $1070 on file      $         $3055
Other Fixed Monthly Charges:                                                      $

===================================================================================================
                         TOTAL 1st MONTH'S RENT CHARGES & DEPOSIT $3505.00
---------------------------------------------------------------------------------------------------

State Tax will be calculated for the following services as provided: Production, Furniture, Copies,
Catering,  Additional Furniture,  Equipment Rental, Incoming Facsimile, Line Charges, Moves, Adds &
Changes, Office Supplies and Telephone Equipment Rental.

[ALLIANCE LOGO]
Business Centers                                                           BM EV

                                   Exhibit C

                              SCHEDULE OF SERVICES

A.   ACCOUNTING

     1) Establishing a second account for Tenant's convenience                    $25.00                  each time

     2) Clerical fee for processing payment using MC/VISA/American Express        $10.00                  each time

     3) Fax or send duplicate statement or records (plus postage and
        faxing costs)                                                              $5.00                  each copy

     4) Research, collection calls or processing (plus postage, faxing
        and telephone incurred charges) Actual time billed as Clerical service    $24.00  Actual time-Clerical Rate

B.   ADMINISTRATIVE

     1) Credit authorization and set up fee
        o      New Full-Time Tenants                                             $150.00                 Per Office
        o      Flextime                                                          $100.00               Per Contract

     2) Moving a Tenant from one suite to another, keys, and cards                $50.00                 per person
     3) Additional employee initial set up                                       $100.00            One-time charge
        Recurring Monthly Charge - Extra People Fee                              $100.00                    Monthly

     4) Painting and cleaning fee for a lease of less than six (6)
        months including administrative coordination                             $200.00                 Per office

     5) Lost security card, lost key                                              $25.00                   Per item

     6) Tenant Storage: boxes, other items (if available)                         $40.00              Month/closest

D.   CLERICAL SERVICE

     1) Standard Clerical Rate                                                    $24.00                   Per Hour
        Clerical  Service billed in 6 minute increments
        (i.e. .10 = 6 minutes)  Normal Turnaround time = 24 hours                                   .10 hr. minimum

          Clerical Services Available
     o   Bank Deposits                             o   Ordering Office Supplies
     o   Bill Paying                               o   Photocopying for Tenants or
     o   Check Reconciliation                          Visitors
     o   Computer Maintenance                      o   Outgoing Calls for Tenants
     o   Arrange Conference Calls and Meetings     o   Payroll
     o   Extensive Fax Transmission                o   Preparation of Expense
     o   Travel Arrangements                           Reports
     o   Filing                                    o   Project Coordination
     o   Invoicing (Bookkeeping)                   o   Proofreading/editing
     o   Light Accounting                          o   Research
     o   Hand written messages                     o   Typing Forms
     o   Message taking for visitors               o   Recording messages
                                                   o   Read messages over phone


     2) Rush  Turnaround Time = 1-8 hours or Overtime Hours                       $48.00                   Per hour
        Clerical services will be billed at 200% of                                                  .10 hr minimum
        the normal Clerical rate if performed before or after
        scheduled working hours, or requested as a
        rush job or if overtime must be worked

     3) Notary                                                                     $2.00                   Per seal
                                                                                                     .10 hr minimum
     4) Patching a call through to a seven-digit number not                        $2.40            Per call + call
        set up with a patch service

E.   CONCIERGE SERVICES

     1) Arrangement for Business Supplies, Catering, Meal                         $24.00                   Per hour
        order taking, etc.                                                                           .10 hr minimum

All Service pricing is subject to Change with 30 days advance written notice to clients on contract.

Revised: 09/24/98                                               Initials   BM
                                                                Initials   EV

          Exhibit C- Continued
F.   CONFERENCE ROOMS

     1) Rental
        o  Full-Time Tenants                                                    Included             up to 12 Hours
        o  Hourly                                                                 $25.00                   Per Hour
        o  Daily (1 to 12 people)                                                $150.00                    Per Day

     2) Seminar Room (allowance at twice the time): Seminar rooms not available at all facilties.
        o  Full-Time Tenants                                                    Included           Accumulated with
                                                                                               Conference Room rent
        o  Hourly                                                                 $50.00                   Per Hour
        o  Daily (up to 40 people)                                               $300.00                    Per Day

     3) Cancellation, if not within 24 hours for conference room.                                   Billable at 50%
                                                                                                    of time reserve
     4) Set-up/clean-up after Tenant in conference room                           $24.00                   Per hour
                                                                                                     .10 hr minimum
G.   DIRECTORY LISTING - BUILDING LOBBY

     1) Full-time                                                               Included
     2) Flex time and Additional Listings-one time charge                Center Specific                   Per line

H.   FURNITURE
     1)  Moves/adds/changes including administrative coordination and
         moving of furniture places                                               $25.00                  Per piece
     2)  Standard Furniture Set                                                 Included                  Month/set
     3)  Additional Furniture Rental - Various Pieces                                               Varies based on
                                                                                                    Piece Requested
I.   KITCHEN FACILITIES
     (Coffee, tea, etc)
     1)  Tenants/Clients per cup service                                 Center Specific
     2)  Pots for Conference Room - Set-up                                        $24.00                   Per hour
                                                                                          Actual time-Clerical rate
J.   MAIL SERVICES
     >   Deliver parcel to Tenants office. All parcels are called to              $24.00                   Per hour
         tenant. If not picked up by 5:00pm, we will deliver to office.                              .10 hr minimum
     >   Prepare Certified, Express, or Courier
     >   Check mailbox/review mail by phone
     >   Prepare  packages,  such as label/wrap
     >   Trace  Shipments (Fed Ex, UPS, etc.)
     >   Mass mailings (folding, stuffing, posting, etc.)

K.   OFFICE SUPPLIES
     1)  Minimum supplies are available on site through ALLIANCE or may       Cost + 20%
         be ordered (See a clerical assistant for requests)
     2)  Weekly orders may be placed directly for tenant                          $24.00                   Per hour
                                                                                                     .10 hr minimum
L.   PARKING
     1)  Surface                                                         Center Specific
     2)  Covered Parking Garage                                          Center Specific

All Service pricing is subject to change with 30 days advance written notice to clients on contract.

Revised: 09/24/98                                                 Initials  BM
                                                                  Initials  EV

                             Exhibit C - Continued

M.   POSTAGE FEES
     (Landlord shall serve as postal agent to all tenants and clients.)
     1)  U.S. Mail/UPS                                                                                   Cost + 20%
         o   Posting of mail - 25 pieces                                   Complimentary                    Per day
         o   Posting of mail - Additional (after 25 pieces)                        $2.40            Per 25 pieces +
                                                                                                       (cost + 20%)
     2)  Courier Service                                                                                 Cost + 20%
     3)  Federal Express                                                                              Standard Rate

N.   PRODUCTION & COPYING
     (a medium volume copy machine is avallable for Tenants)
     1)  Binding, copying & transparencies (clerical time only)                   $24.00                   Per hour
     2)  Photocopies
         o    up to 200                                                            $0.15                       Each
         o    200-750                                                              $0.13                       Each
         o    750+                                                                 $0.10                       Each
     3)  Binding (includes spine, cover & backing)                                 $3.50                       Each

0.   TELECOMMUNICATIONS
     1)  Standard Phone Equipment                                                 $95.00         Per Set, Per Month
         (Installation fee and set up not included)
         o    Phone with built in Speaker phone,
         o    DID Phone Number with 2 roll over lines
         o    1 line Directory Listing
         o    Other basic features of telephone system.
     2)  Phone/ Fax or Data Line installation                                    $150.00           Per line/per set
     3)  Fax or Data Line (Additional recurring charge each month plus a          $40.00        Per line, Per Month
         per minute charge where applicable)
     4)  Voice mail; adding another personal box                                  $10.00         Per box, Per month
                                                                                  $25.00      Per box, installation
     5)  Programming voice mail to pager                                          $25.00           Programming fee,
                                                                                                          per pager
     6)  Paging (not intercom services)
         o    Voice Mail Paging                                                   $10.00                  Per pager
                                                                                      Per Month + call transfer fee
         o    Paging on Demand to a pager                                          $2.40                  Per pager

     7)  Call Patching set up fee- if available                                   $25.00                 Per number
                                                                                                  (one time charge)
         o    Up to 40 Patches                                                    $25.00
                                                                                      Per Month + call transfer fee
         o    Additional Patches (after 40)                                        $0.50
                                                                                    Per Patch and call transfer fee
         o    On Demand                                                            $2.40                  Per Patch

     8)  Reconnect fee (after termination of service)                            $150.00     Per Phone or Data Line

     9)  T-1 Access (Not available at all locations)                             $100.00             Per user/month
         LAN Connectivity                                                         $25.00             Per user/month
         Security for T-1 Access                                                  $90.00                   Per user
         Installation  and set up                                       $150.00 + $75/hr          Per user-one time
     Note:  All  charges  are not  listed  for this service.
     Additional services also available.

Q.   TELECOPY/FAX - PLAIN PAPER FAX AVAILABLE
     (clerical charges may be incurred for faxes sent after normal business hours)
     1)  Outgoing                                                                  $2.00            Per Page + Call
     2)  Incoming                                                                  $1.00                   Per Page

All Service pricing is subject to change with 30 days advance written notice to clients on contract.

Revised: 09/24/98                                                Initials  BM
                                                                 Initials  EV


       Exhibit C - Continued

R.   WORD PROCESSING / GRAPHICS*
     1)  Standard Word Processing Rate                                      From $30.00                    Per Hour
         Standard Desk top Publishing/Graphics Rate                         From $40.00               .1 hr minimum
         Word Processing and Desktop Publishing Services billed in
         6 minute increments. Normal turnaround = 24 hours
     2)  Word  Processing - Rush Tumaround Time = 1-8 hours                 From $45.00                    Per Hour
         Desktop Publishing - Rush Turnaround Time = 1-8 hours              From $60.00               .1 hr minimum
         The Word Processing and Desktop Publishing services
         below will be billed at 150% of the normal Word
         Processing rate if requested as a rush.
     3)  Overtime charges for Word Processing                               From $60.00                    Per Hour
         Overtime charges for Desktop Publishing/Graphics                   From $80.00               .1 hr minimum
         The Word Processing and Desktop Publishing services below
         will be billed at 200% of the normal rate if performed
         before or after scheduled  working hours, or if
         overtime required or requested.
     Word Processing/Graphics Services Available
     >   Ads                                      >   Logo design/Business Cards/Stationery
     >   Multi-media Presentations                >   Photo manipulation
     >   Charts & Graphs                          >   Proposals
     >   Color Laser Printing & B&W               >   Scanning [either text or photos]
     >   Database Development                     >   Straight keyboarding without any additional attributes
     >   Database Entry/Mailmerge List Entry      >   Tables/Forms
     >   Excel Spreadsheets/Statistical typing    >   Tape Transcription
     >   Flyers & Brochures                       >   Web Page design

        Industry Production Standards-
         *Landlord shall bill in accordance with Industry  Production  Standards
         (IPS), published by the National Association of Secretarial Services and the Executive Suite Association. IPS are used for computing the time charged for document production and non-keyboarding services. IPS are based on the average time required to perform specific duties by a professional word processing operator. This allows the Tenant to know how much a project will cost regardless of how long it takes to complete it.

     4)  Resumes:
         Typing Only - Does not include edits or additional print outs
         o   1st Page                                                             $40.00              1st Page Only
         o   Each Additional Page                                                 $20.00                   Per Page
         o   Cover Letter                                                         $10.00                   Per Page
         Resume Writing Consultation Services                                     $45.00                   Per Hour
     5)  Technical Support                                                        $75.00                   Per Hour

S.   FLEX TIME PROGRAM
     1)  Telephone Answering Only(8:3Oam thru 5:30 pm; Mon. -Fri)                $100.00                  Per Month
     2)  Mail Service Only                                                        $75.00                  Per Month
     3)  Flex Program - Basic - No Conference Room                               $150.00                  Per Month
     4)  Flex Program - Plus - 6 Hrs. Conf. Room                                 $195.00                  Per Month
     5)  Flex Program - Premier - 12 Hrs. Conf. Room                             $250.00                  Per Month
     6)  Flex Program - Executive - 20 Hrs. Conf. Room                           $375.00                  Per Month

-----------------------------

All Service pricing is subject to change with 30 days advance written notice to clients on contract.

Revised: 09/24/98                                                   Initials BM
                                                                    Initials EV

[ALLIANCE LOGO]
Business Centers                        LEASE AND SERVICE AGREEMENT
                                        REBATE RIDER


RE: Lease and Service Agreement between ALLIANCE Reston, L.P. and Certicom ("Agreement")

DATE:      December 4, 1998

CENTER:    ALLIANCE Reston




WHEREAS The agreement in Paragraph "4a" provides that the lessor shall pay, as rent for the premises, a total rent of $21,600 payable in 6 equal monthly installments of $3600, and

WHEREAS the parties agree and understand that the said sum reflects the market rent for the Premises, and

WHEREAS the parties have agreed, that in consideration of entering into the Agreement, that the Lessor shall accept instead and in place of the rent described in paragraph "4a" the total sum of $19,800 payable in 6 monthly installments of $3300 which reflects a monthly abatement in the amount of $300, for a total abatement in the amount of $1800 for the term.

It is hereby agreed as follows:

1. Paragraph "4a" is hereby modified so that, upon expiration of the term of the Agreement and upon the first lease renewal thereof, whether by operation of the Agreement or otherwise, the Lessee agrees to pay and shall pay rent as set forth in Paragraph "4a" of the Agreement.

2. Upon further expiration of any such renewal term, Lessee hereby agrees and understands that Paragraph "3b" of the Agreement shall apply to any such renewals.

All other terms and conditions of the Agreement shall remain in full force and effect.

ACCEPTED BY LESSOR:                     ACCEPTED BY LESSEE:

By:   /s/ Elizabeth Vroomen             By:  /s/ B. MacInnis
      ---------------------------            ----------------------------

Date:     12/18/98                      Title:  VP/CFO
      ---------------------------              --------------------------

                                        Date:     12/8/98
                                               --------------------------

RESTON, VA
12030 SUNRISE VALLEY DRIVE o SUITE 300 o RESTON, VA 20191 o PHONE: 703.476.2200




                              [FLOOR PLAN OMITTED]





notes


                                                                 [ALLIANCE LOGO]

                                                                 Business Center